                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                FORM 8-K/A NO. 1

                                 CURRENT REPORT

                    Pursuant to Section 13 or 15 (d) of the
                        Securities Exchange Act of 1934


Date of Report (Date of earliest event reported)     June 3, 1996
                                                --------------------------

                   CAPTEC FRANCHISE CAPITAL PARTNERS L.P. III
- --------------------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

DELAWARE                    33-77510C                      38-3160141
- --------------------------------------------------------------------------
(State or other  (IRS Employer Identification No.) (Commission File No.)
 jurisdiction of
 incorporation)


24 FRANK LLOYD WRIGHT DR., P.O. BOX 544, ANN ARBOR, MI     48106
- --------------------------------------------------------------------------
            (Address of principal executive offices)   (Zip Code)

Registrant's telephone number, including area code: (313) 994-5505 or (800) 522-7832
- --------------------------------------------------------------------------
                                Not Applicable
- --------------------------------------------------------------------------
         (Former name or former address, if changed since last report)





  This document, including exhibits, contains 25 pages.  The exhibit index is located on page F-i.

Item 7.  Financial Statements and Exhibits.

        a)    Financial Statements

        On March 29, 1996, Captec Franchise Capital Partners L.P. III (the "Partnership") purchased the land and building comprising a Red Robin Grill & Spirits Restaurant located at 1701 William D. Tate Avenue, Grapevine, Texas (the "Grapevine Property"). Details of this acquisition were previously reported under cover of Form 8-K dated April 3, 1996.

        The prior Form 8-K indicated that the Seller/Tenant would endeavor to make available audited financial statements for the years ending December 31, 1995, December 25, 1994 and December 26, 1993 and Independent Auditors' Report and the management prepared interim financial statements within 60 days of the Form 8-K filing. The Tenant has provided to the registrant a management prepared statement for the period ending April 21, 1996 as well as the audited financial statements for the years ending December 31, 1995, December 25, 1994 and December 26, 1993 and Independent Auditors' Report, both of which are attached as an exhibit hereto.

                                   SIGNATURES


       Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                         By: Captec Franchise Capital Corporation III Managing General Partner of
                              Captec Franchise Capital Partners L.P. III



                         By:  /s/ W. Ross Martin
                              ----------------------------------
                               W. Ross Martin
                               Chief Financial Officer and Vice President,
                               a duly authorized officer

                         Date:  June 4, 1996

                               FORM 8 - K/A NO. 1
                  CAPTEC FRANCHISE CAPITAL PARTNERS L.P. III

                                 EXHIBIT INDEX


RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES consolidated financial statements for the period ended April 21, 1996.


     Consolidated Income Statement                     F-1

     Consolidated Balance Sheet                        F-2


RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES consolidated financial statements for the years ended December 31, 1995, December 25, 1994 and December 26, 1993 and Independent Auditors'
Report

     Independent Auditor's Report

     Consolidated Balance Sheets                       F-1A

     Consolidated Statement of Operations              F-2A-F-3A

     Consolidated Statements of Shareholder's Equity   F-4A

     Consolidated Statement of Cash Flows              F-5A - F-6A

     Notes to Financial Statements                     F-7A - F-17A

                            RED ROBIN INTERNATIONAL
                      CONSOLIDATED STATEMENT OF OPERATIONS
                         FOR THE PERIOD ENDING 4/21/96




                   Sales                         $30,429,608
                   Cost of Sales                   8,467,436
                                                ------------

                   GROSS MARGIN                   21,962,172

                   Total Rest. Oper. Exp.         22,547,371
                                                ------------

                   RESTAURANT OPERATING INCOME     (585,199)

                   NET FRANCHISE INCOME            1,883,405


                   TOTAL CORP G & A EXP.           2,362,008
                                                ------------

                   INCOME BEFORE TAX             (1,063,802)

                   PROV. FOR TAXES                       688
                                                ------------

                   NET INCOME (LOSS)            $(1,064,490)
                                                ============

                            RED ROBIN INTERNATIONAL
                           CONSOLIDATED BALANCE SHEET
                      FOR THE PERIOD ENDING APRIL 21, 1996


              CURRENT ASSETS
              Cash                                     $2,394,304
              Accounts Receivable                       1,280,109
              Inventories                                 735,763
              Prepaid Expense                             367,512
              Current Portion N/R                         518,361
              Preopening Costs - Net of Amortization      991,449
              Current Deferred Tax Asset                  671,487
                                                      -----------

              TOTAL CURRENT ASSETS                      6,958,985

              PROPERTY AND EQUIPMENT, NET              75,998,316
              TOTAL OTHER ASSETS                        4,283,596
                                                      -----------

              TOTAL ASSETS                            $87,240,897
                                                      ===========


              CURRENT LIABILITIES
              Accounts Payable/Payroll                 $5,409,418
              Accrued Liabilities and Interest          5,295,025
              Accrued Other Liabilities                   881,761
              Current Portion Long Term Debt              878,969
                                                      -----------

              TOTAL CURRENT LIABILITIES                12,465,173
                                                      -----------

              LONG TERM LIABILITIES                    69,323,806

              STOCKHOLDERS' EQUITY
              Common Stock                             11,412,395
              Retained Earnings                       (5,960,476)
                                                      -----------

              NET STOCKHOLDERS' EQUITY                  5,451,919
                                                      -----------

              TOTAL LIABILITIES AND
               STOCKHOLDERS' EQUITY                   $87,240,898
                                                      ===========

                 RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

                     CONSOLIDATED FINANCIAL STATEMENTS FOR
                   THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
                   ENDED DECEMBER 31, 1995, DECEMBER 25, 1994
                             AND DECEMBER 26, 1993
                        AND INDEPENDENT AUDITOR'S REPORT

INDEPENDENT AUDITORS' REPORT

The Board of Directors and Stockholders
Red Robin International, Inc.
Irvine, California

We have audited the accompanying consolidated balance sheets of Red Robin International, Inc. (the Company) (a 64%-owned subsidiary of Skylark Co., Ltd.) and subsidiaries as of December 31, 1995 and December 25, 1994, and the related consolidated statements of operations, stockholders' equity and cash flows for the fifty-three or fifty-two week periods ended December 31, 1995, December 25, 1994 and December 26, 1993. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audits.

We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, such consolidated financial statements present fairly, in all material respects, the financial position of Red Robin International, Inc. and subsidiaries as of December 31, 1995 and December 25, 1994, and the results of their operations and their cash flows for the fifty-three or fifty-two week periods ended December 31, 1995, December 25, 1994 and December 26, 1993, in conformity with generally accepted accounting principles.


/s/ Deloitte & Touche LLP

February 22, 1996

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS
AS OF DECEMBER 31, 1995 AND DECEMBER 25, 1994

ASSETS                                                                           1995                1994
CURRENT ASSETS:
Cash                                                                        $    540,350       $    248,040
Restricted cash                                                                1,213,711
Accounts receivable, net (Note 2)                                              1,515,495          1,082,767
Inventories                                                                      935,428            858,342
Prepaid expenses and other current assets                                      2,098,731            986,019
Deferred taxes (Note 6)                                                          671,486          1,200,314
                                                                                 -------          ---------

  Total current assets                                                         6,975,201          4,375,482

PROPERTY HELD FOR SALE                                                         5,435,004
PROPERTY AND EQUIPMENT, (net (Notes 3 and 5)                                  72,154,210         52,121,495
OTHER ASSETS, net (Note 4)                                                     1,601,690          1,361,785
DEFERRED TAXES (Note 6)                                                        2,752,555          2,217,271
                                                                               ---------          ---------

                                                                             $88,918,660        $60,076,033
                                                                             ===========        ===========

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Trade accounts payable                                                        $3,574,245         $3,125,599
Accrued liabilities                                                            8,993,236          8,165,032
Current portion of long-term debt (Note 5)                                       841,115
                                                                              ----------         ----------

  Total current liabilities                                                   13,408,596         11,290,631

DEFERRED RENT PAYABLE (Note 7)                                                 2,325,731          2,002,905
LONG TERM DEBT (Note 5)                                                       66,670,021         35,150,000
COMMITMENTS AND CONTINGENCIES (Note 7)

STOCKHOLDERS' EQUITY (Note 9):
Common stock, $.001 par value:  15,000,000 shares authorized;
 7,254,675 shares issued and outstanding                                      11,410,295         11,410,295
Retained (deficit) earnings                                                  (4,895,983)            222,202
                                                                             -----------            -------

  Total stockholders' equity                                                   6,514,312         11,632,497
                                                                               ---------         ----------

                                                                             $88,918,660        $60,076,033
                                                                             ===========        ===========

See notes to consolidated financial statements.
                                                                            F-1A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993

                                                             1995               1994               1993
COMPANY-OWNED
RESTAURANT OPERATIONS:
Net sales                                                $  95,738,031     $  84,628,729        $79,301,828
Cost of sales                                               26,746,681        22,564,265         21,111,721
                                                            ----------        ----------         ----------

GROSS MARGIN                                                68,991,350        62,064,464         58,190,107

RESTAURANT OPERATING EXPENSES
  (INCOME):
Payroll and employee benefits                               33,372,927        29,123,385         27,973,875
Operating expenses                                          17,037,670        14,339,074         13,394,232
Occupancy costs (Note 7)                                     6,388,082         6,218,114          6,053,011
Depreciation and amortization                                8,828,074         5,711,058          6,255,672
Other income                                                 (289,283)         (259,792)          (280,199)
                                                           -----------       -----------        -----------

  Net restaurant operating expenses                         65,337,470        55,131,839         53,396,591
                                                            ----------        ----------         ----------

OPERATING INCOME FROM COMPANY-
OWNED RESTAURANT OPERATIONS                                  3,653,880         6,932,625          4,793,516

OPERATING INCOME FROM FRANCHISE
OPERATIONS (Note 8)                                          5,167,925         4,711,126          4,575,346

CORPORATE, GENERAL AND
ADMINISTRATIVE EXPENSES (INCOME):
Payroll and employee benefits                                6,088,422         5,277,617          5,002,563
General and administrative                                   4,969,969         2,882,752          6,728,760
Depreciation and Amortization                                  637,909           496,822            427,010
Interest                                                     3,105,301         1,262,954            984,631
Other income                                                 (661,321)         (965,798)          (326,202)
                                                             ---------         ---------          ---------

  Net corporate, general and administrative
  expenses                                                  14,140,280         8,954,347         12,816,762
                                                            ----------         ---------         ----------




See notes to consolidated financial statements.
                                                                            F-2A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993 (Continued)

                                                                  1995              1994               1993

INCOME (LOSS) BEFORE PROVISION
(BENEFIT) FOR INCOME TAXES                               $ (5,318,475)      $  2,689,404     $  (3,447,900)

PROVISION (BENEFIT) FOR INCOME
TAXES (Note 6)                                               (200,290)           699,978        (1,471,100)
                                                        --------------      ------------     --------------

NET INCOME (LOSS)                                        $ (5,118,185)      $  1,989,426     $  (1,976,800)
                                                         =============      ============     ==============





See notes to consolidated financial statements.
                                                                            F-3A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF STOCKHOLDERS' EQUITY
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993

                                                                                RETAINED
                                                      COMMON STOCK              EARNINGS
                                          ------------------------
                                         SHARES           AMOUNT               (DEFICIT)          TOTAL
BALANCE, December 27, 1992                7,250,000        $11,400,945        $  192,271        $11,593,216

Net loss                                                                     (1,976,800)        (1,976,800)
Change in limited partners' equity        _________          _________            17,305             17,305
                                                                            ------------       ------------

BALANCE, December 26, 1993                7,250,000         11,400,945       (1,767,224)          9,633,721

Stock options exercised                       4,675              9,350                                9,350
Net income                                _________          _________         1,989,426          1,989,426
                                                                               ---------          ---------

BALANCE, December 25, 1994                7,254,675         11,410,295           222,202         11,632,497

Net loss                                  _________          _________       (5,118,185)        (5,118,185)
                                                                           -------------        -----------

BALANCE, December 31, 1995                7,254,675        $11,410,295      $(4,895,983)       $(6,514,312)
                                          =========        ===========      ============        ===========





See notes to consolidated financial statements.
                                                                            F-4A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993

                                                                1995              1994               1993
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income (loss)                                        $ (5,118,185)      $  1,989,426     $  (1,976,800)
Adjustments to reconcile net income (loss)
  to net cash provided by operating activities:
  Depreciation and amortization                              9,465,983         6,207,880          6,682,682
  Loss (gain) on sale of property and equipment                773,878         (595,454)            493,555
  Write-down of land held for resale and
    closed store assets                                        614,801           244,671          1,185,978
  Minority interest in loss of limited partnership                                                    (701)
  Provision for doubtful accounts, net of charge-offs          904,411           379,186            107,861
  Changes in assets and liabilities:
    Restricted cash                                        (1,213,711)
    Accounts receivable                                    (1,337,139)         (436,001)          (154,297)
    Inventories                                               (77,086)            53,033             11,422
    Prepaid expenses and other assets, net                 (3,968,538)         (733,868)          (852,633)
    Deferred tax asset                                         (6,456)         (563,700)        (1,877,978)
    Trade accounts payable and accrued liabilities           1,325,187         2,137,949            980,024
    Deferred taxes payable                                                                        (297,143)
    Deferred rent payable                                      322,826           443,805            460,433
    Income tax liability                                      (48,337)            81,314           (41,561)
                                                          ------------       -----------       ------------

      Net cash provided by operating activities              1,637,634         9,208,241          4,720,842

CASH FLOWS FROM INVESTING ACTIVITIES:
Proceeds from sale of property and equipment                    18,150         1,556,253             25,593
Capital expenditures                                      (33,724,610)      (19,107,314)       (10,405,840)
Purchase of minority interest in partnership                                                      (375,000)
                                                          ------------       -----------       ------------

    Net cash used in investing activities                 (33,706,460)      (17,551,061)       (10,755,247)





See notes to consolidated financial statements.

                                                                            F-5A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993 (Continued)

                                                              1995              1994                1993


CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from issuance of long-term debt                  $ 43,778,570       $10,400,000         $4,750,000
Payments on long term debt                                (11,417,434)       (2,000,000)
Distributions to limited partners                                                                  (49,777)
Proceeds from exercise of stock options                                            9,350
                                                            ----------         ---------          ---------

    Net cash provided by financing activities               32,361,136         8,409,350          4,700,223
                                                            ----------         ---------          ---------

NET INCREASE (DECREASE) IN CASH                                292,310            66,530        (1,334,182)

CASH, beginning of period                                      248,040           181,510          1,515,692
                                                               -------           -------          ---------

CASH, end of period                                       $    540,350      $    248,040       $    181,510
                                                          ============      ============       ============

SUPPLEMENTAL DISCLOSURES OF
 CASH FLOW INFORMATION -
 Cash paid during the year for:
 Interest                                                 $  3,384,796      $  1,563,831       $  1,079,544
 Income taxes                                             $    449,630      $  1,189,910       $    739,675


NONCASH TRANSACTIONS:
During the year, $1,852,391 of property and equipment was reclassified to property held for sale.





See notes to consolidated financial statements.

                                                                            F-6A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993

1.     SIGNIFICANT ACCOUNTING POLICIES

       Nature of the Business - Red Robin International, Inc., (the Company) is a 64%-owned subsidiary of Skylark Co., Ltd. (Skylark), a Japanese company. Skylark has committed to provide financing for future growth, and in connection with this commitment, notes payable to banks of $66,670,021 are supported by a letter of awareness from Skylark.

       The Company, a Nevada corporation, operateS Red Robin restaurants from facilities that are owned or leased. The Company also sells franchises and receives royalties from the operation of franchised Red Robin restaurants. At December 31, 1995, there were 52 Company-operated and 84 franchise-operated restaurants which are located throughout the United States and Canada. The Company's corporate offices are located in California.

       Consolidation - The consolidated financial statements include the accounts of the Company and its wholly-owned subsidiaries. Material intercompany accounts and transactions have been eliminated in consolidation.

       Fiscal Year - The Company's fiscal year ends on the last Sunday in December.

       Restricted Cash - Restricted cash is funds restricted solely for use in the Cooperative Advertising Program, whereby certain franchises and Company restaurants contribute .5% of adjusted sales to be used for future advertising in accordance with an agreement with franchisees.

       Inventories - Inventories consist of food, beverages and other restaurant supplies and are valued at the lower of cost (first-in, first-out method) or market.

       Property Held for Sale - Property held for sale is recorded at cost, not to exceed net realizable value. Determination of the lower of cost or market involves subjective judgment, because the actual market value of property can only be determined by negotiation between the parties in a sale transaction. The ultimate recoverability and valuation of these assets is dependent on future events, and the ability to successfully sell these properties is heavily influenced by economic conditions affected by the real estate industry.

       Property and Equipment - Depreciation on property and equipment is computed on the straight-line method for financial reporting purposes and on the straight-line and accelerated methods for tax purposes, based on the shorter of the estimated useful lives or the term of the underlying leases of the related assets.

       Other assets - Franchise area rights represent costs incurred to re-acquire certain areas from franchisees. These areas are held for development of Company restaurants or for resale. The costs are amortized on a straight-line basis. In 1995, the remaining life was changed to two and one-half years from four years. The effect of this change on current and future income statements is to record additional amortization of expense of approximately $32,500 per year until the franchise area rights are fully amortized. When areas are resold to franchisees, any remaining capitalized costs are expensed on the opening date of the first restaurant.
                                                                            F-7A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993 (Continued)

       Also included in other assets are restaurant prototype designs which are being amortized over three years.

       Franchise Operations - The Company grants franchise rights to private operators for a term of 20 years. The Company provides management expertise, training, pre-opening assistance and restaurant operating assistance in exchange for area franchise fees, license fees and royalties of 3% to 4.75% of the franchised restaurant's adjusted sales. Area franchise fees and one-time license fees are recognized when the restaurants are opened. Royalties are accrued as earned. Area franchise fees to be paid by the franchisee depend on the number of restaurants to be constructed and opened.

       Pre-Opening Costs - Costs incurred prior to commencement of a restaurant's are capitalized and amortized over 12 months which begins after the restaurant's opening date. Such costs are included in prepaid expenses and other current assets in the accompanying consolidated balance sheets and were $1,765,847 and $740,206 as of December 31, 1995 and December 25, 1994, respectively.

       The Company capitalized costs incurred in the selection and acquisition of sites for new restaurants. The Company's policy is to capitalize costs not to exceed a maximum of $60,000 per site for lease property and $75,000 per site for purchased property. These costs are generally amortized over a period not exceeding the estimated useful life of the building or the term of the underlying land lease. For the years ended December 31, 1995 and December 25, 1994, such capitalized costs totaled $626,750 and $100,000, respectively. If a potential site is abandoned, deferred costs related to that site are charged to expense.

       Use of Estimates in the Preparation of Financial Statements - The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

       Fair Value of Financial Instruments - The recorded amounts of cash, trade receivables, accounts payable and short and long-term borrowings approximate their fair values.

       Reclassifications - Certain reclassifications were made to the 1994 and 1993 consolidated financial statements to conform them to the 1995 presentation.





                                                                            F-8A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993 (Continued)

       New Accounting Pronouncements - In October 1995, the Financial Accounting Standards Board issued Statement of Financial Accounting Standards No. 123, Accounting for Stock-Based Compensation. The Company has determined that it will not change to the fair value method and will continue to use Accounting Principle Board Opinion No. 25 for measurement and recognition of employee stock-based transactions.

       The Company will adopt Statement of Financial Accounting Standards No. 121, Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to be Disposed of, during the year ended December 29, 1996. Management does not believe the impact of the adoption will have a material impact on the Company's operations.

2.     ACCOUNTS RECEIVABLE

       Accounts receivable include $1,032,754 and $964,086 due from franchisees, net of a related allowance for doubtful accounts of $1,457,124 and $552,713, at December 31, 1995 and December 25, 1994,
       respectively.

3.     PROPERTY AND EQUIPMENT

       Property and equipment are summarized as follows at December 31, 1995 and December 25, 1994:

                                               ESTIMATED LIVES                         1995           1994
       Land                                                                       $16,858,367     $9,692,586
       Buildings                               15 to 30 years                      13,158,253      3,099,012
       Furniture, fixtures and equipment       3 to 7 years                        34,683,260     27,885,790
       Leasehold improvements                  Shorter of lease term or life       29,923,661     30,885,333
       Construction in progress                                                     4,853,233      4,818,436
                                                                                 ------------   ------------

                                                                                   99,476,774     76,381,157
       Less accumulated depreciation and amortization                             (27,322,564)   (24,259,662)
                                                                                 ------------   ------------
                                                                                  $72,154,210    $52,121,495
                                                                                 ============   ============

       The Company capitalized interest on new restaurants during the construction period totaling approximately $849,862 and $269,000 in fiscal 1995 and 1994, respectively.


                                                                            F-9A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993 (Continued)



4.     OTHER ASSETS

       Other assets are summarized as follows at December 31, 1995 and December 25, 1994:

                                                                      1995                   1994
                      Franchise area rights                       $1,151,790            $1,151,790
                      Deposits                                       253,178               169,509
                      Liquor licenses                                339,996               359,996
                      Other                                          896,846               399,969
                                                                  ----------            ----------
                                                                   2,641,810             2,081,264
                      Less accumulated amortization               (1,040,120)             (719,479)
                                                                  ----------            ----------
                                                                  $1,601,690            $1,361,785
                                                                  ==========            ==========



       Included in other assets are noninterest-bearing notes receivable from employees, discounted at the Company's prevailing borrowing interest rate, totaling $51,127 which are due in 1998 and 1999.

5.     LONG-TERM DEBT

       Long-term debt consists of the following at December 31, 1995 and December 25, 1994:

                                                                         1995                  1994
                      Revolving credit agreements                 $48,550,000           $35,150,000
                      Collateralized notes payable                 14,461,136
                      Note payable - Other                          4,500,000
                                                                   ----------           -----------

                                                                   67,511,136            35,150,000
                      Less current portion                           (841,115)
                                                                  $66,670,021           $35,150,000
                                                                  ===========           ===========

       The revolving credit agreements are with three banks with a credit limit of $20,000,000 each, interest at 3/4% above the term federal funds rate at the date of borrowings. Borrowings are due within six months from the renewal date, are renewable at borrower's option and expire in 2000.




                                                                           F-10A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993 (Continued)



       The collateralized notes payable are collateralized by certain property and equipment of the Company. Under these agreements, the Company is required to maintain certain financial ratios, including maximum debt to net worth ratios. At December 31, 1995, the Company was in violation of certain financial covenants pertaining to loan agreements with two lenders. One lender has waived the violations through January 1, 1997. Under the provisions of the loan agreement, the other lender has the right to demand repayment of collateralized notes payable totaling $6,655,211. In the event that repayment is demanded, the Company believes available borrowings under its revolving credit agreement will be sufficient to repay the outstanding balance. The collateralized notes payable are payable in monthly principal and interest payments though 2015, with interest rates ranging from 8.81 to 10.83 at December 31, 1995.

       The note payable - other is uncollateralized and is to an affiliated company. The note is due September 4, 1997, with an interest rate of 6% per annum. Interest is payable at the end of each year and no principal payments are due until maturity.

       Maturities of long term debt are as follows:

                                     1996                $     841,115
                                     1997                    5,411,523
                                     1998                      983,601
                                     1999                    1,063,012
                                     2000                   49,607,765
                                     Thereafter              9,604,120
                                                          ------------

                                                           $67,511,136
                                                           ===========

6.     INCOME TAXES

       The Company and its subsidiaries account for income taxes using Statement of Financial Accounting Standards No. 109, Accounting for Income Taxes (SFAS 109). This statement requires the recognition of deferred tax liabilities and assets for the future consequences of events that have been recognized in the consolidated financial statements or tax returns of the Company and its subsidiaries. In the event the future consequences of differences between financial reporting bases and tax bases of the assets and liabilities of the Company and its subsidiaries result in a deferred tax asset, SFAS 109 requires an evaluation of the probability of being able to realize the future benefits indicated by such asset. A valuation allowance related to a deferred tax asset is recorded when it is more likely than not that some portion or all of the deferred tax asset will not be realized. Measurement of the deferred items is based on enacted tax laws.


                                                                           F-11A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993 (Continued)


       A summary of the provision (benefit) for income taxes for the fifty-three or fifty-two week periods ended December 31, 1995, December 25, 1994 and December 26, 1993 follows:

                                                                1995              1994               1993
                   Current:
                     Federal                                $(163,483)        $1,016,660           $542,282
                     State                                    (36,807)           247,018            161,732

                   Deferred:
                     Federal                               (1,880,763)          (500,471)        (1,817,652)
                     State                                   (226,647)           (63,229)          (357,462)
                                                         ------------        -----------       ------------

                                                           (2,307,700)           699,978         (1,471,100)
                   Valuation allowance                      2,107,410
                                                         ------------        -----------       ------------

                                                          $  (200,290)        $  699,978        $(1,471,100)
                                                         ============        ===========       ============

       The reconciliation of income tax expense (benefit) related to continuing operations to income tax expense (benefit) that would result from applying the federal statutory rate to pretax income from continuing operations is as follows for the fifty-three or fifty-two week periods ended December 31, 1995, December 25, 1994 and December 26, 1993:

                                                                1995              1994               1993
       Tax (benefit) provision at federal statutory rate  $(1,777,802)         $ 942,248      $ (1,172,286)
       State income taxes, net of federal benefit            (173,880)           121,301          (129,182)
       Foreign and job tax credits                           (196,835)          (385,915)         (106,702)
       Prior year income tax refund                          (200,290)
       Other                                                   41,107             22,344           (62,930)
       Valuation allowance                                  2,107,410
                                                          -----------           --------

                                                          $  (200,290)          $699,978      $ (1,471,100)
                                                          ===========           ========      ============



                                                                           F-12A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993 (Continued)


    The Company's federal and state deferred taxes are comprised of the following at December 31, 1995


                                                                      1995                 1994
           Alternative minimum tax credits                        $1,145,454          $1,131,706
           Net operating losses                                    1,371,320              17,808
           Write-downs of other assets                               268,552             114,364
           Closed store reserves                                     339,842             582,426
           Deferred rent                                             942,656             812,279
           Tip tax credit                                            946,226             438,224
           Accrued compensation and related benefits                 258,494             201,435
           General insurance                                         175,268             224,786
           Workers compensation                                      325,951             202,206
           Jobs tax credits                                          216,352             192,009
           Allowance for doubtful accounts                           590,595             224,153
           Other, net                                                332,780             279,635
           Amortization                                              330,710             251,817
           State deferred tax asset                                 (261,874)            (91,920)
           Pre-opening costs                                        (773,721)           (358,219)
           Depreciation                                              (78,039)           (314,408)
           Capitalized development costs                            (599,115)           (490,716)
                                                                   ---------          ----------

                                                                   5,531,451           3,417,585
           Gross deferred tax asset                               (2,107,410)
                                                                 -----------          ----------

                                                                  $3,424,041          $3,417,585
                                                                 ===========          ==========

       Federal and state net operating losses and certain tax credit carryforwards available to reduce future taxes for tax reporting purposes expire on various dates through 2010.

7.    COMMITMENTS AND CONTINGENCIES

      Leasing Activities - The Company leases land, buildings and equipment used in its operations under operating leases. The Company leases one restaurant from a stockholder. Rent paid under the restaurant lease with the stockholder was $115,236, $102,973 and $90,725 during fiscal years 1995, 1994, and 1993, respectively.



                                                                           F-13A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993 (Continued)


      The remaining leases have terms ranging from less than one year to 20 years and generally contain renewal options which permit the Company to renew the leases at prevailing market rates. Certain equipment leases also include options to purchase equipment at the end of the lease term.

      Land and building lease agreements require contingent rentals based on a percentage of stated sales volumes. Certain lease agreements also require the Company to pay maintenance, insurance and property tax costs. Rental expense related to land and building leases is as follows:



                 Minimum rent                               $4,130,053        $3,995,402         $3,607,216
                 Percentage rent                               350,099           330,674            316,762
                                                               -------           -------            -------

                                                            $4,480,152        $4,326,076         $3,923,978
                                                            ==========        ==========         ==========


Future minimum lease commitments under all operating leases as of December 31, 1995 are as follows:

                                                                      EQUIPMENT
                                                                         AND
                                                                     RESTAURANTS
                            Fiscal year ending
                               1996                                   $4,174,181
                               1997                                    4,182,312
                               1998                                    3,893,128
                               1999                                    3,802,709
                               2000                                    3,845,668
                               Thereafter                             32,129,509
                                                                      ----------

                                                                     $52,027,507
                                                                     ===========

      Deferred rent payable represents rental expense (recorded on a straight-line basis), which is being amortized over the lives of the leases, in excess of actual rental payments.

      Contingencies - In the normal course of business, the Company has various claims in process, matters in litigation and other contingencies. While it is not possible to predict the outcome of these suits and other legal proceedings and claims with certainty, management is of the opinion that adequate provision for potential losses has been made in the consolidated financial statements and that the ultimate resolution of these matters will not have a material adverse effect on the Company's financial position.



                                                                           F-A14

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993 (Continued)

8.     FRANCHISE OPERATIONS

       Results of franchise operations are summarized as follows for the fifty-three or fifty-two week periods ended December 31, 1995, December 25, 1994 and December 26, 1993:

                                                              1995               1994                1993
                   Franchise income
                     Royalty income                         $6,753,084        $6,109,109         $5,391,618
                     Franchise fees                            205,000           245,000            315,000
                                                           -----------       -----------        -----------

                     Total franchise income                  6,958,084         6,354,109          5,706,618

                   Franchise expenses:
                     Payroll and employee benefits             466,828           567,995            508,030
                     General and administrative              1,323,331         1,074,988            623,242
                                                             ---------         ---------            -------

                     Total franchise expenses                1,790,159         1,642,983          1,131,272
                                                             ---------         ---------          ---------

                   Operating income from
                     franchise operations                   $5,167,925        $4,711,126         $4,575,346
                                                            ==========        ==========         ==========

       An officer of the Company operates two franchised restaurants. Royalty income from the stores for the fifty-three week period ended December 31, 1995 totaled $126,951 of which $19,292 was included in accounts receivable.

9.     STOCKHOLDERS' EQUITY

       Stock Plan - The Company adopted the 1990 Incentive Stock Option and Nonqualified Stock Option Plan (the 1990 Stock Plan). The 1990 Stock Plan was amended during 1993 and authorizes the granting of options to purchase up to an aggregate of approximately 15% of total common stock or 1,279,412 shares. Stock option awards are at the discretion of the Board of Directors.





                                                                           F-A15

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993 (Continued)

       Information with respect to options under the above plan follows:

                                                                                      OPTION PRICE
                                                                      OPTIONS           PER SHARE

                       Outstanding at December 27, 1992                500,000           $2.00 to $3.75
                       Granted                                         417,000           $2.00
                       Canceled                                       (173,000)          $2.00
                                                                     ---------

                       Outstanding at December 26, 1993                744,000           $2.00
                       Granted                                          92,000           $2.00
                       Canceled                                        (32,500)          $2.00
                       Exercised                                        (4,675)          $2.00
                                                                    ----------

                       Outstanding at December 25, 1994                798,825           $2.00
                       Granted                                           2,000           $2.00
                       Canceled                                      (157,900)           $2.00
                                                                     ---------

                       Outstanding at December 31, 1995                642,925
                                                                       =======


       In December 1993, the Company revised the exercise price of those options previously granted at $3.75 to $2.00.

       At December 31, 1995, options for 631,812 shares were available for future grant.

       Stock Warrants - The Company haswarrants outstanding, issued to existing stockholders to purchase 375,000 shares of common stock at $2.00 per share, which expire July 15, 1998.

10.    EMPLOYEE BENEFIT PLAN

       In 1990, the Company adopted the Red Robin International 401(k) Savings Plan (the Plan) which covers substantially all of its eligible employees.

       The Plan, which qualifies under Section 401(k) of the Internal Revenue Code, allows employees to defer specified percentages of their compensation (as defined) in a tax-exempt trust. The Company may make matching contributions in an amount determined by the board of Directors. In addition, the Company may contribute each year, at its discretion, an additional amount from profits. There were no Company contributions for the fifty-three or fifty-two week periods ended December 31, 1995, December 25, 1994 and December 26, 1993.



                                                                           F-16A

RED ROBIN INTERNATIONAL, INC. AND SUBSIDIARIES

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
FOR THE FIFTY-THREE OR FIFTY-TWO WEEK PERIODS
ENDED DECEMBER 31, 1995, DECEMBER 25, 1994 AND DECEMBER 26, 1993 (Continued)

11.    UNUSUAL EXPENSES

       The consolidated statement of operations for fiscal 1993 includes unusual expenses as follows:

                       Expenses associated with store closures                   $2,669,000
                       Organizational restructuring expenses and
                         write-downs of other assets                              1,479,000
                       Other                                                        542,000
                                                                                    -------

                                                                                 $4,690,000
                                                                                 ==========

       The consolidated statement of operations for fiscal 1995 includes unusual expenses as follows:


                       Expenses associated with store closures                     $838,000
                       Expenses associated with abandoned sites                     513,000
                       Write-downs of property held for sale                        381,000
                                                                                    -------

                                                                                 $1,732,000
                                                                                 ==========





                                                                           F-17A